UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On December 3, 2008, i2 Technologies, Inc. (“i2”) terminated its previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 10, 2008 with JDA Software Group, Inc. (“JDA”) and Iceberg Acquisition Corp., a wholly-owned subsidiary of JDA. i2’s board of directors did not believe the merger or an acceptable alternative transaction with JDA could be finalized. JDA has not provided consent to disclosure of any discussions between the parties. In connection with the termination of the Merger Agreement, i2 expects to receive the non-refundable termination fee of $20 million from JDA within three business days.

A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by i2 on August 12, 2008 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 8.01	Other Events

A copy of the press release issued by i2 on December 4, 2008 with respect to the termination of the Merger Agreement is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated December 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer